Exhibit 99.1

FOR IMMEDIATE RELEASE	For Information Contact:
Maryanne Lataif
Vice President, Corporate Communications
Activision Blizzard, Inc.
(310) 255-2704
mlataif@activision.com

Kristin Southey
Vice President, Investor Relations
Activision Blizzard, Inc.
(310) 255-2635
ksouthey@activision.com

ACTIVISION BLIZZARD ANNOUNCES RECORD FIRST QUARTER

FISCAL YEAR 2009 ACTIVISION STAND-ALONE RESULTS

— Largest Non-Holiday Quarter in Activision’s History —

Santa Monica, CA – July 14, 2008 – Activision Blizzard, Inc. (Nasdaq: ATVID) today announced that Activision’s stand-alone preliminary financial results for the first quarter of fiscal year 2009, which ended on June 30, 2008, prior to the closing of the transaction with Vivendi, on July 9, 2008, were higher than Activision’s previously provided first quarter outlook.

For the fiscal first quarter, Activision expects record net revenues of approximately $650 million and earnings per diluted share between $0.16 and $0.18, an increase from Activision’s prior outlook of $500 million in net revenues and earnings per diluted share of $0.04 on a stand-alone basis.

Excluding the expected impact of expenses related to equity-based compensation of $0.02 per diluted share and expected one-time costs of $0.03 per diluted share related to the business combination between Activision and Vivendi Games, Activision’s stand-alone non-GAAP earnings per diluted share are expected to be between $0.21 and $0.23 per diluted share, as compared to Activision’s prior non-GAAP outlook of $0.13 per diluted share which had excluded $0.02 per share for expenses related to equity-based compensation and $0.07 per share for one-time costs related to the business combination between Activision and Vivendi Games.

Activision’s performance was driven by the North American launch of Kung Fu Panda early in the quarter, which was the largest launch of a DreamWorks Animation licensed property by Activision. Late in the quarter, Activision had two record setting North American launches from the Guitar Hero franchise - Guitar Hero: On Tour, which was the largest North American launch for the Nintendo DS™ in Activision’s history and Guitar Hero: Aerosmith, which ranked as one of Activision’s top-five North American multiplatform launches.

“Activision’s first quarter stand-alone net revenues and earnings were the highest ever for a non-holiday quarter,” stated Robert Kotick, President and CEO of Activision Blizzard, Inc.  “Our significant overperformance in Q1 would have further added to our previously given stand-alone fiscal 2009 net revenues and earnings outlook, making it by far the largest and most profitable year in Activision’s history. As we have recently closed our transaction with Vivendi Games, we will be providing an outlook for Activision Blizzard as a combined company moving forward”

Kotick continued, “We are extremely excited about the additional possibilities created by the completion of our combination with Vivendi Games last week and remain very optimistic about the long-term opportunities. Both Activision and Blizzard Entertainment’s businesses have maintained their momentum and Activision Blizzard is well positioned to exceed the financial goals set for the combined company.”

Non-GAAP Financial Measures

Activision Blizzard provides net income (loss) and earnings (loss) per share data and guidance both including (in accordance with GAAP) and excluding (non-GAAP) the impact of expenses related to employee stock options, employee stock purchase plans, restricted stock rights and other equity-based compensation; one-time costs related to the business combination between Activision and Vivendi Games;  and the associated tax benefits.  In the future Activision Blizzard’s non-GAAP results will also exclude the impact of the change in deferred net revenues and costs of sales; the impact of purchase price accounting related adjustments including the amortization of intangibles; as well as any one-time restructuring costs and results related to the discontinuation of operations should there be any.

As online functionality becomes a more important component of gameplay, in fiscal 2009, the company expects that certain online-enabled games, to be released in fiscal 2009, will contain a more-than-inconsequential separate service deliverable in addition to the product, and its performance obligations for these games will extend beyond the sale of the games. Vendor-specific objective evidence of fair value will not exist for the online services, as the company does not plan to separately charge for this component of online-enabled games.

As a result, for certain key titles to be released in the December quarter of calendar year 2008 and thereafter, the company will recognize all of the revenues from the sale of certain online-enabled games for certain platforms ratably over an estimated service period, which it currently estimates to be six months beginning the month after shipment. In addition, it will defer the costs of sales of those titles. As a consequence, the company’s non-GAAP results will exclude the impact of the change in deferred revenue and costs of sales related to certain online-enabled games for certain of the Microsoft, Sony, Nintendo and PC platforms in order to provide comparable year-over-year performance.

Additionally, in order to provide comparable year-over-year performance, as of June 30, 2008, Activision Blizzard has excluded from its non-GAAP operating results the impact of one-time costs related to the business combination between Activision and Vivendi Games.

Non-GAAP net revenues, non-GAAP net income (loss), non-GAAP earnings (loss) per share, and non-GAAP operating margin, excluding (for the quarterly period ended June 30, 2008) expenses related to equity-based compensation and one-time costs related to the business combination between Activision and Vivendi Games, (and, for future periods, excluding also the impact of changes in deferred net revenues and cost of sales; the impact of purchase price accounting related adjustments including the amortization of intangibles; and any one-time restructuring costs and results related to the discontinuation of operations) are not determined in accordance with GAAP, and the exclusion of those items has the effect of increasing non-GAAP net revenues, non-GAAP net income, non-GAAP earnings per share and non-GAAP operating margin (and reducing non-GAAP net loss and non-GAAP loss per share) by the same amounts as compared with GAAP net revenues, GAAP net income (loss), GAAP earnings (loss) per share and GAAP operating margin for the period. Activision Blizzard recognizes that there are limitations associated with the use of these non-GAAP financial measures as they do not reflect net revenues, net income (loss), earnings (loss) per share and operating margin as determined in accordance with GAAP, and may reduce comparability with other companies that calculate similar non-GAAP measures differently.

Management compensates for the limitations resulting from the exclusion of these items by considering the impact of these items separately and by considering Activision Blizzard’s GAAP as well as non-GAAP results and outlook and, in this release, by presenting the most comparable GAAP measures, net revenues, net income (loss), earnings (loss) per share and operating margin directly ahead of non-GAAP net revenues, non-GAAP net income (loss), non-GAAP earnings (loss) per share, and non-GAAP operating margin, and by providing a reconciliation which indicates and describes the adjustments made.

Management believes that the presentation of these non-GAAP financial measures provides investors with additional useful information to measure Activision Blizzard’s financial and operating performance because they allow for a better comparison of results between periods. Management further believes that reflecting the use of non-GAAP measures that eliminate the impact of deferred revenues and costs of sales in its operating results is important to facilitate comparisons to prior periods during which the application of its accounting policies did not result in deferral of significant amounts of revenues and costs of sales related to online-enabled games. Internally, management uses these non-GAAP financial measures in assessing the company’s operating results, as well as in planning and forecasting.

These non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP.

These non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles, and the terms non-GAAP net revenues, net income (loss), non-GAAP earnings (loss) per share, non-GAAP operating margin do not have a standardized meaning. Therefore, other companies may use the same or similarly named measures, but exclude different items, which may not provide investors a comparable view of Activision Blizzard’s performance in relation to other companies.

About Activision Blizzard

Activision entered into a Business Combination Agreement, dated as of December 1, 2007 with Vivendi S.A., among other things, to combine Vivendi Games and Activision.  On July 9, 2008, Activision completed the transactions contemplated by this Business Combination Agreement.  Upon the closing of the transactions, Activision was renamed Activision Blizzard, Inc.

Headquartered in Santa Monica, California, Activision Blizzard, Inc. is a worldwide pure-play online and console game publisher with leading market positions across all categories of the rapidly growing interactive entertainment software industry.

Activision Blizzard maintains operations in the U.S., Canada, the United Kingdom, France, Germany, Ireland, Italy, Sweden, Spain, Norway, Denmark, the Netherlands, Romania, Australia, Chile, India, Japan, China, the region of Taiwan and South Korea.  More information about Activision Blizzard and its products can be found on the company’s website, www.activisionblizzard.com.

Cautionary Note Regarding Forward-looking Statements:  Information in this press release that involves Activision Blizzard’s expectations, plans, intentions or strategies regarding the future are forward-looking statements that are not facts and involve a number of risks and uncertainties.  Activision Blizzard generally uses words such as “outlook,” “will,” “remains,” “to be,” “plans,” “believes,” “may,” “expects,” “intends,” and similar expressions.  Factors that could cause Activision Blizzard’s actual future results to differ materially from those expressed in the forward-looking statements set forth in this release include, but are not limited to, sales of Activision Blizzard’s titles in its fiscal year 2009, shifts in consumer spending trends, the seasonal and cyclical nature of the interactive game market, Activision Blizzard’s ability to predict consumer preferences among competing hardware platforms (including next-generation hardware), declines in software pricing, product returns and price protection, product delays, retail acceptance of Activision Blizzard’s products, adoption rate and availability of new hardware and related software, industry competition, rapid changes in technology and industry standards, protection of proprietary rights, litigation against Activision Blizzard, maintenance of relationships with key personnel, customers, vendors and third-party developers, domestic and international economic, financial and political conditions and policies, foreign exchange rates, integration of recent acquisitions and the identification of suitable future acquisition opportunities, Activision Blizzard’s success in integrating the operations of Activision and Vivendi Games in a timely manner, or at all, and the combined company’s ability to realize the anticipated benefits and synergies of the transaction to the extent, or in the timeframe, anticipated. Other such factors include the further implementation, acceptance and effectiveness of the remedial measures recommended or adopted by the special sub-committee of independent directors established in July 2006 to review Activision’s historical stock option granting practices, the finalization of the tentative settlement of the SEC’s formal investigation and final court approval of the proposed settlement of the derivative litigation filed in July 2006 against certain current and former directors and officers of Activision Blizzard relating to Activision Blizzard’s stock option granting practices, and the possibility that additional claims and proceedings will be commenced, including additional action by the SEC and/or other regulatory agencies, and other litigation unrelated to stock option granting practices and any additional risk factors identified in Activision Blizzard’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q and the definitive proxy statement filed on June 6, 2008 in connection with the Vivendi transaction. The forward-looking statements in this release are based upon information available to Activision Blizzard as of the date of this release, and Activision Blizzard assumes no obligation to update any such forward-looking statements.  Forward-looking statements believed to be true when made may ultimately prove to be incorrect.  These statements are not guarantees of the future performance of Activision Blizzard and are subject to risks, uncertainties and other factors, some of which are beyond its control and may cause actual results to differ materially from current expectations.

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